Exhibit 10-39

ENERGY EAST CORPORATION

DEFERRED COMPENSATION PLAN - DIRECTOR SHARE PLAN

1.     Establishment and Effective Date of the Plan.

        Energy East Corporation (hereinafter called "Energy East") hereby establishes a deferred compensation plan (hereinafter called the "Plan") and is the Plan Sponsor. The Plan will permit directors of Energy East who participate in the Director Share Plan (the "Share Plan") and who elect to participate herein to defer receipt of payments that otherwise would be due at the time specified in Article VII.B of the Share Plan. The Plan is effective September 6, 2000, and will continue in effect from year to year thereafter unless previously terminated or modified by Energy East. Any capitalized term that is used herein and not defined herein shall have the meaning given to it in the Share Plan.

2.     Participation and Election by a Director.

        All directors of Energy East who participate in the Share Plan are entitled to participate in the Plan. Election to participate in the Plan shall be evidenced by the execution and delivery of a deferred compensation agreement (the "Agreement") in the form attached hereto.

        Except as otherwise provided herein, any executed Agreement that covers quarterly grants of Phantom Shares (and related Dividend Phantom Shares) must be delivered to Energy East prior to the later of (i) January 1st of the calendar year in which the grants are to be made and (ii) the 31st day following the day during such calendar year that the director becomes a participant in the Share Plan in his capacity solely as an Energy East Director. A Director of Energy East who (i) commences service as a Director of Energy East (or first becomes eligible to receive grants of Phantom Shares as a Director of Energy East) during a calendar year, (ii) immediately before commencing such service (or becoming eligible for grants of Phantom Shares) served as a director of New York State Electric & Gas Corporation ("NYSEG"), and (iii) was participating in a comparable deferred compensation plan of NYSEG shall be deemed, as appropriate, to have elected, prior to January 1 of that calendar year, to participate in this Plan on terms comparable to the terms under which he participated in the deferred compensation plan of NYSEG.

3.     Plan Administrator.

        The Plan Administrator is Energy East.

4.     Continuing Effectiveness of Elections.

        Once a director has made an election to defer amounts due with respect to the quarterly grants of Phantom Shares (and related Dividend Phantom Shares), the deferral election shall apply to amounts that are received with respect to all quarterly grants of Phantom Shares (and related Divided Phantom Shares) that are attributable to service on or after the date specified in the Agreement. However, a director may elect to terminate deferral by executing and delivering to Energy East a Notice of Termination of Election (a "Notice"), in which event the deferral election shall not apply to amounts that are received with respect to any quarterly grants of Phantom Shares (and related Dividend Phantom Shares) that are made in a calendar year that commences after the delivery to Energy East of the Notice. Such a director may re-elect to have deferral apply by executing and delivering to Energy East a new Agreement, in which case deferral shall be applicable to amounts attributable to quarterly grants of Phantom Shares (and related Dividend Phantom Shares) that are made in calendar years that commence subsequent to the calendar year in which the new Agreement is executed and delivered to Energy East.

5.     Payment of Amounts Deferred.

        After the date the director ceases to serve as a director of Energy East for any reason ("Service Termination Date"), the accumulated amount deferred by a director, with interest thereon from the tenth day of the calendar month next following the calendar month in which the Service Termination Date occurs, shall be paid to the director in a lump sum or in up to ten yearly installments that are in such percentages as the director shall have selected. Such election must be made at the time that the director elects for the first time to participate in the Plan. A director may change, but only with Energy East's consent, his election of payment terms by executing and delivering to Energy East a new payment terms election. However, no such change shall be effective during the one-year period beginning with the day the director executes a new payment terms election. If, during such one-year period, the director becomes entitled to receive a payment or payments under the Plan pursuant to the director's last effective payment terms election, said last effective payment terms election shall remain in full force and effect and the new election shall be null and void. Only one payment terms election shall be effective for a director at any time.

6.     Other Provisions.

        Energy East reserves the right to terminate or modify the Plan by action of the Board of Directors of Energy East. Any such termination or modification shall not affect rights previously accrued. A director's rights and benefits under the Plan may not be assigned, pledged or encumbered by the director or the estate or beneficiary of the director.

7.     Funding.

        There shall be no funding of any amounts to be paid pursuant to this Plan; provided, however, that Energy East, in its discretion, may establish a trust to pay such amounts, which trust shall be subject to the claims of Energy East's creditors in the event of Energy East's bankruptcy or insolvency; and provided, further, that Energy East shall remain responsible for the payment of any such amounts which are not so paid by any such trust. A director shall have the status of a general unsecured creditor of Energy East with respect to such payments, and a director's rights to the payments shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the director or the director's beneficiary.

(As Amended and Restated Effective September 6, 2000)

ENERGY EAST CORPORATION

DEFERRED COMPENSATION AGREEMENT - DIRECTOR SHARE PLAN

(Article VI. Quarterly Grants)

                    AGREEMENT made ____________________, between Energy East Corporation, (hereinafter called the "Company") and __________________________ residing at __________
_________________________ (hereinafter called the "Director").

                    WITNESSETH that, in consideration of the mutual covenants, and promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                    1.      With respect to the quarterly grants of Phantom Shares pursuant to Article VI of the Company's Director Share Plan and related Dividend Phantom Shares (as defined in said plan) (such quarterly grants are referred to herein as "Article VI Grants" and said plan is referred to herein as the "Share Plan") for service on or after _______ __, ____, the Company shall defer hereunder the payment that otherwise would be due at the time specified in Article VII.B of the Share Plan, it being understood that the Director may elect, by delivering, not less than 10 days prior to January 1 of any year, a Notice of Termination of Election to the Company, to have deferral cease with respect to Article VI Grants received in that, or any subsequent, calendar year.

                    2.      Any amounts deferred hereunder, together with amounts equal to the prime interest rate from time to time established by The Chase Manhattan Bank, N.A., or successor-in-interest, on short-term borrowings and compounded semi-annually on the aggregate of amounts theretofore deferred hereunder, shall be paid to the Director, or the beneficiary designated by the Director in the event of the Director's death, in a lump sum within one year or in installments over a period of ______ years (in the percentages and at the times specified in the tabulation annexed hereto) following the date the Director ceases to serve as a director of the Company ("Service Termination Date"). The period and amounts of such payments may be changed only in accordance with the provisions of Section 5 hereof. On or shortly after January 1 of each year that commences after the Service Termination Date the Director ceases to serve as a director of the Company, the Company shall furnish the Director with a statement showing the aggregate amount deferred hereunder and the accumulated interest thereon.

                    3.      In the event of the Director's death, the total accumulated amount deferred hereunder and interest thereon, or any remaining balance, shall be paid as herein provided, or over any remaining balance of the period selected, to _________ the designated beneficiary, or if such designated beneficiary shall predecease the Director, to the Director's estate. If such designated beneficiary shall survive the Director and die thereafter, any such remaining balance shall be paid over the remainder of the period selected by the Director to the estate of such designated beneficiary.

                    4.      This agreement, and the Director's rights or interests herein and to amounts deferred hereunder, shall not be assigned, pledged or otherwise encumbered by the Director, or by the beneficiary or estate of the Director.

                    5.      The Director may change, but only with the Company's consent, the Director's election of payment terms by executing and delivering to the Company a new payment terms election. However, no such change shall be effective during the one-year period beginning on the day the Director executes the new payment terms election. If, during such one-year period, the Director becomes entitled to receive a payment or payments under the Plan pursuant to the Director's last effective payment terms election, said last effective payment terms election shall remain in full force and effect and the new election shall be null and void.

                    6.     The Company reserves the right, upon written notice to the Director, to terminate this agreement as of January 1 of any year pursuant to action theretofore taken by the Company's Board of Directors; provided that such termination shall not affect the right of the Director, or the designated beneficiary or estate of the Director to receive payment of the total accumulated amount theretofore deferred.

                    7.      Any notice given under this agreement must be given by certified or registered mail to the respective party at the address set forth herein, or such substituted address as may be designated in any notice sent in accordance with this provision. The address for the Company is:

Corporate Secretary
Energy East Corporation
P.O. Box 12904
Albany, New York  12212-2904

                    8. This agreement is made pursuant to the Deferred Compensation Plan - Director Share Plan maintained by the Company, a copy of which has been delivered to the Director prior to the execution hereof and which is on file at the Company's corporate offices in Binghamton, New York.

                    IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first above written.

ENERGY EAST CORPORATION

By:
                    (Title)

                   Director

ENERGY EAST CORPORATION
Deferred Compensation Plan - Director Share Plan
Pay-back Schedule

Initial Election

I, _________________________, request that, beginning the ____________ month
                                                                                                      (1st - 12th)

immediately following the date of my ceasing to serve on the Board of Directors of Energy East

Corporation, I be paid [monthly/quarterly/annually] for __________ year(s) the following yearly
                                                     (circle one)                      (1 - 10)
percentages:

lst year ___________%	6th year __________%
2nd year __________%	7th year __________%
3rd year __________%	8th year __________%
4th year __________%	9th year __________%
5th year __________%	10th year __________%

          This initial election is, and will be, effective with respect to all Deferred Compensation Agreements under the Deferred Compensation Plan - Director Share Plan of Energy East Corporation.

Director	Date

ENERGY EAST CORPORATION
Deferred Compensation Plan - Director Share Plan
Pay-back Schedule

Change in Election

I, _________________________, request that, beginning the ____________ month
                                                                                                       (1st - 12th)

immediately following the date of my ceasing to serve on the Board of Directors of Energy East

Corporation, I be paid [monthly/quarterly/annually] for ________ year(s) the following yearly
                                                   (circle one)                        (1 - 10)
percentages:

lst year ___________%	6th year __________%
2nd year __________%	7th year __________%
3rd year __________%	8th year __________%
4th year __________%	9th year __________%
5th year __________%	10th year __________%

          This change in payment election is, and will be, effective with respect to all Deferred Compensation Agreements under the Deferred Compensation Plan - Director Share Plan of Energy East Corporation and is made pursuant to Section 5 of any such agreements.

Director	Date

Accepted by Energy East Corporation:

Vice President	Date

CHANGE OF BENEFICIARY FORM
(Deferred Compensation Plan - Director Share Plan)

     I hereby designate                                            as beneficiary under all of my Deferred
Compensation Agreements under the Deferred Compensation Plan - Director Share Plan of Energy East Corporation, superseding all beneficiary designation(s) previously made by me.

Director	Date

Receipt Acknowledged by
Energy East Corporation:

Vice President	Date